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                                                                    EXHIBIT 99.3

              FIRST AMENDMENT TO PURCHASE AND SALE AND GROUND LEASE
                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                             AND ESCROW INSTRUCTIONS
                          (Portland Fixture Portfolio)


        This FIRST AMENDMENT TO PURCHASE AND SALE AND GROUND LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT AND ESCROW INSTRUCTIONS (this "FIRST AMENDMENT") is dated for reference purposes only as of October 2, 1998, by and between PORTLAND FIXTURE LIMITED PARTNERSHIP, an Oregon limited partnership ("SELLER"), and PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation ("BUYER").

                                R E C I T A L S :

        A. Seller and Buyer previously entered into that certain Purchase and Sale and Ground Lease Assignment and Assumption Agreement and Escrow Instructions dated as of September __, 1998, (the "PURCHASE AGREEMENT") pursuant to which Buyer agreed to purchase and Seller agreed to certain real and personal property described therein. Capitalized terms used and not otherwise defined shall have the meanings given to such terms in the Purchase Agreement.

        B. Pursuant to Section 15.3 of the Purchase Agreement, Buyer is concurrently herewith assigning and delegating its rights and rights and obligations under the Purchase Agreement with respect to Hood River Shopping Center and the Oregon Trail Shopping Center to Pan Pacific (Portland), LLC, a Delaware limited liability company ("PPP"), which is an affiliate of Buyer. Notwithstanding the provisions of Section 15.3 of the Purchase Agreement, Seller, Buyer and PPP have agreed that such assignment and delegation shall be consummated by amending the Purchase Agreement to, among other things, delete from the Property the Hood River Shopping Center and the Oregon Trail Shopping Center, and concurrently executing a new purchase and sale agreement between Seller and PPP with respect to Hood River Shopping Center and the Oregon Trail Shopping Center (The "ADDITIONAL PURCHASE AGREEMENT").

        C. Buyer and Seller are entering into this First Amendment for the purpose of memorializing the foregoing amendment to the Purchase Agreement and for the further purposes below set forth. Seller and PPP are concurrently herewith executing the Additional Purchase Agreement.



                                       1.

                   Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                                  Reno, Nevada
                        (702) 327-3000 or (702) 786-7900

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                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

        1. MODIFICATION TO EXHIBIT A. EXHIBIT A of the Purchase Agreement is hereby deleted in its entirety and replaced with EXHIBIT A attached hereto.

        2. PURCHASE PRICE. Section 4.1 is hereby deleted in its entirety and replaced with the following:

               4.1 PURCHASE PRICE. Subject to the terms and conditions of this Agreement, Buyer agrees to pay, and Seller agrees to accept, as consideration for conveyance of the Property from Seller to Buyer, the sum of Seven Million Seven Hundred Twenty-one Thousand Five Hundred Seventy-seven and No/100ths Dollars ($7,721,577.00) (the "PURCHASE PRICE").

        3. PAYMENT OF PURCHASE PRICE. Section 4.3 is hereby deleted in its entirety and replaced with the following:

               4.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid and delivered by Buyer as follows:

               Purchaser shall be credited in the amount of (i) the Deposit, and
               (ii) an amount equal to one-half of one percent (.05%) of the principal balance, at Closing, of the U.S. Bank loan with respect to the Property, such amount being attributable to Seller's share of loan assumption fees agreed to be split between Buyer and Seller, whether actually incurred or not. The resulting net amount of the Purchase Price ("BALANCE"), subject to adjustments as provided in Sections 9.7 and 9.8 hereof, shall be deposited with Escrow Holder in immediately available funds at Closing.

        4. CONCURRENT CLOSINGS. Section 7.10 is hereby deleted in its entirety and replaced with the following:

               7.10 CONCURRENT CLOSINGS. Buyer and Seller, concurrently with the Closing, shall have closed and consummated the transactions

                                       2.

                   Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                                  Reno, Nevada
                        (702) 327-3000 or (702) 786-7900

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               contemplated pursuant to that certain Purchase and Sale Agreement and Escrow Instructions (Hood River and Oregon Trail Shopping Centers) (the "RELATED AGREEMENT") .

        5. RATIFICATION. As amended by this First Amendment, the Purchase Agreement remains in full force and effect.

        6. COUNTERPARTS. This First Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this First Amendment is executed the day and year first above written by the parties hereto.

                                     "Seller"

                                     PORTLAND FIXTURE LIMITED PARTNERSHIP,
                                     AN OREGON LIMITED PARTNERSHIP

                                     BY:    PFMGP, INC.
                                            ITS:  GENERAL PARTNER



                                            BY:
                                               ---------------------------------
                                                       DAVID P. ZIMEL
                                                       ITS:   PRESIDENT

                                     "Buyer"

                                     PAN PACIFIC RETAIL PROPERTIES, INC.,
                                     A MARYLAND CORPORATION



                                     BY:
                                        ----------------------------------------
                                            DAVID L. ADLARD
                                            ITS:   EXECUTIVE VICE PRESIDENT
                                                   AND CHIEF FINANCIAL OFFICER



                                     BY:
                                        ----------------------------------------
                                            JEFFREY S. STAUFFER
                                            ITS:   EXECUTIVE VICE PRESIDENT
                                                   AND CHIEF OPERATIONS OFFICER

                                       3.

                   Hale Lane Peek Dennison Howard and Anderson
                        Attorneys and Counsellors at Law
                                  Reno, Nevada
                        (702) 327-3000 or (702) 786-7900